Exhibit 99.1

Press Release Release date: June 24, 2019

Uniti Group Inc. Announces Launch of Exchangeable Notes Offering and Extension of Revolving Credit Facility

LITTLE ROCK, Ark. – Uniti Group Inc. (the “Company”, “Uniti”, or “we”) (Nasdaq: UNIT) today announced the planned offering by Uniti Fiber Holdings Inc. (the “Issuer”), a subsidiary of the Company, of $300 million aggregate principal amount of exchangeable senior notes due 2024 (the “Exchangeable Notes”). The offering of the Exchangeable Notes is subject to market and other conditions.

The Issuer also intends to grant to the initial purchasers of the Exchangeable Notes an option to purchase up to an additional $45 million aggregate principal amount of the Exchangeable Notes during a 13-day period beginning on, and including, the first day on which the Exchangeable Notes are issued.

The Exchangeable Notes will be general senior unsecured obligations of the Issuer, guaranteed by the Company and each of the Company’s subsidiaries (other than the Issuer) that is an issuer, obligor or guarantor under its existing senior notes.

The Exchangeable Notes will mature on June 15, 2024, unless earlier repurchased, redeemed or exchanged. Prior to March 15, 2024, the Exchangeable Notes will be exchangeable only upon satisfaction of certain conditions and during certain periods, and thereafter, the Exchangeable Notes will be exchangeable at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. The Exchangeable Notes will be exchangeable on the terms set forth in the indenture into cash, shares of common stock of the Company (the “Common Stock”), or a combination thereof, at the Issuer’s election.

The Issuer may redeem all or a portion of the Exchangeable Notes, at any time, at a cash redemption price equal to 100% of the principal amount of the Exchangeable Notes to be redeemed, plus accrued and unpaid interest to, but not including, the redemption date, if the Company’s board of directors determines such redemption is necessary to preserve the Company's status as a real estate investment trust for U.S. federal income tax purposes. The Issuer may not otherwise redeem the Exchangeable Notes prior to June 20, 2022. On or after June 20, 2022 and prior to the 42nd scheduled trading day immediately preceding the maturity date, if the last reported sale price per share of Common Stock has been at least 130% of the exchange price for the Exchangeable Notes for certain specified periods, the Issuer may redeem all or a portion of the Exchangeable Notes at a cash redemption price equal to 100% of the principal amount of the Exchangeable Notes to be redeemed plus accrued and unpaid interest to, but not including, the redemption date.

In addition, Uniti has entered into an amendment to its credit agreement to extend the maturity date of its revolving credit facility. Pursuant to the amendment, Uniti will extend the maturity date of $575.9 million of commitments under its revolving credit facility to April 24, 2022 and expects to pay down approximately $101.6 million of outstanding revolving loans and terminate the related commitments with a portion of the net proceeds of the offering of the Exchangeable Notes. The remaining commitments of approximately $72.4 million will mature on April 25, 2020. The operative provisions of the amendment will become effective upon Uniti obtaining sufficient cash to fund the repayment on or prior to September 15, 2019. In addition, in the event that the commitments maturing on April 24, 2020 are not repaid in full or extended to April 24, 2022 on or before April 10, 2020, the maturity date of the revolving credit facility will spring to a maturity date of April 25, 2020.

The Issuer intends to use a portion of the net proceeds of the offering to repay the $101.6 million of outstanding borrowings under the revolving credit facility in connection with the amendment described above, pay the cost of the exchangeable note hedge transactions described below and for general corporate purposes, which may include funding acquisitions (including the previously announced acquisition of Bluebird Networks, LLC) and the repayment of additional borrowings under our revolving credit facility.

In connection with the pricing of the Exchangeable Notes, the Issuer intends to enter into privately negotiated exchangeable note hedge transactions with one or more of the initial purchasers and/or their respective affiliates (the “option counterparties”). The exchangeable note hedge transactions will cover, subject to customary anti-dilution adjustments substantially similar to those applicable to the Exchangeable Notes, the same number of shares of Common Stock that will initially underlie the Exchangeable Notes. The exchangeable note hedge transactions are expected generally to reduce potential dilution to the Common Stock and/or offset potential cash payments the Issuer is required to make in excess of the principal amount, in each case, upon any exchange of the Exchangeable Notes. Concurrently with the Issuer’s entry into the exchangeable note hedge transactions, the Company intends to enter into warrant transactions with the option counterparties relating to the same number of shares of Common Stock, subject to customary anti-dilution adjustments. These warrant transactions could separately have a dilutive effect on the Common Stock to the extent that the market price per share exceeds the applicable strike price of the warrants on one or more of the applicable expiration dates unless, subject to the terms of the warrant transactions, the Company elects to cash settle the warrants. If the initial purchasers exercise their option to purchase additional Exchangeable Notes, we intend to repay additional outstanding debt under its revolving credit facility. In addition, the Issuer may enter into additional exchangeable note hedge transactions with the option counterparties and the Company may enter into additional warrant transactions with the option counterparties.

In connection with establishing their initial hedges of the exchangeable note hedge transactions and warrant transactions, the option counterparties and/or their respective affiliates have advised the Issuer and the Company that they expect to purchase Common Stock or securities of the Issuer in secondary market transactions and/or enter into various derivative transactions with respect to the Common Stock concurrently with or shortly after the pricing of the Exchangeable Notes, including with certain investors in the Exchangeable Notes. This activity could increase (or reduce the size of any decrease in) the market price of Common Stock or the Exchangeable Notes at that time. In addition, the option counterparties and/or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the Common Stock and/or purchasing or selling shares of Common Stock or securities of the Issuer in secondary market transactions following the pricing of the Exchangeable Notes and prior to the maturity of the Exchangeable Notes (and are likely to do so following exchange of the Exchangeable Notes, during any observation period related to an exchange of the Exchangeable Notes or upon any repurchase of Exchangeable Notes by the Issuer (whether upon a fundamental change or otherwise)). The effect, if any, of these activities on the market price of the Common Stock or the Exchangeable Notes will depend in part on market conditions and cannot be ascertained at this time, but any of these activities could cause or prevent an increase or a decline in the market price of the Common Stock or the Exchangeable Notes, which could affect the ability of noteholders to exchange Exchangeable Notes and could also affect the amount of cash and/or the number and value of the shares of Common Stock noteholders receive upon exchange of the Exchangeable Notes.

The Exchangeable Notes will not be registered under the Securities Act of 1933, as amended (the “Securities

Act”), or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act or any applicable state securities laws. The Exchangeable Notes will be offered only to persons reasonably believed to be qualified institutional buyers under Rule 144A under the Securities Act. The Company has agreed to file registration statement covering resales of the shares of Common Stock issuable upon exchange of the Exchangeable Notes with the Securities and Exchange Commission (the “SEC”).

This press release does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ABOUT UNITI

Uniti, an internally managed real estate investment trust, is engaged in the acquisition and construction of mission critical communications infrastructure, and is a leading provider of wireless infrastructure solutions for the communications industry. As of March 31, 2019, Uniti owns 5.6 million fiber strand miles, approximately 500 wireless towers, and other communications real estate throughout the United States. Additional information about Uniti can be found on its website at www.uniti.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended from time to time. Those forward-looking statements include all statements that are not historical statements of fact including those regarding our proposed offering of the Exchangeable Notes.

Words such as “anticipate(s),” “expect(s),” “intend(s),” “estimate(s),” “foresee(s),” “plan(s),” “believe(s),” “may,” “will,” “would,” “could,” “should,” “seek(s)” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although we believe that the assumptions underlying the forward-looking statements are reasonable, we can give no assurance that our expectations will be attained. Factors which could materially alter our expectations include, but are not limited to, the future prospects of our largest customer, Windstream Holdings, which filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code; our ability to continue as a going concern if Windstream Holdings were to reject the master lease or be unable or unwilling to perform its obligations under the master lease; the ability and willingness of our customers to meet and/or perform their obligations under any contractual arrangements entered into with us, including master lease arrangements; the ability of our customers to comply with laws, rules and regulations in the operation of the assets we lease to them; the ability and willingness of our customers to renew their leases with us upon their expiration, and the ability to reposition our properties on the same or better terms in the event of nonrenewal or in the event we replace an existing tenant; the adverse impact of litigation affecting us or our customers; our ability to renew, extend or obtain contracts with significant customers (including customers of the businesses we acquire); the availability of and our ability to identify suitable acquisition opportunities and our ability to acquire and lease the respective properties on favorable terms; the risk that we fail to fully realize the potential benefits of acquisitions or have difficulty integrating acquired companies; our ability to generate sufficient cash flows to service our outstanding indebtedness; our ability to access debt and equity capital markets; the impact on our business or the business of our customers as a result of credit rating downgrades and fluctuating interest rates; our ability to retain our key management personnel; our ability to qualify or maintain our status as a real estate investment trust (“REIT”); changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs; covenants in our debt agreements that may limit our operational flexibility; other risks inherent in the communications industry and in the ownership of communications distribution systems, including potential liability relating to environmental matters and illiquidity of real estate investments; the risk that the agreements relating to our pending transactions may be modified or terminated prior to closing; the risks related to satisfying the conditions to our pending transactions; and additional factors described in our reports filed with the SEC.

Uniti expressly disclaims any obligation to release publicly any updates or revisions to any of the forward-looking statements set forth in this press release to reflect any change in its expectations or any change in events, conditions or circumstances on which any statement is based.

INVESTOR AND MEDIA CONTACTS:

Mark A. Wallace, 501-850-0866

Executive Vice President, Chief Financial Officer & Treasurer

mark.wallace@uniti.com

Bill DiTullio, 501-850-0872

Director, Finance and Investor Relations

bill.ditullio@uniti.com

 4